Exhibit 99.2

Supplemental Information Package
and Non-GAAP Reconciliations
Second Quarter • June 30, 2024
    The pathway to possible.
    CrownCastle.com

Crown Castle Inc.
Second Quarter 2024

Crown Castle Inc.
Second Quarter 2024

Cautionary Language Regarding Forward-Looking Statements
This supplemental information package ("Supplement") contains forward-looking statements and information that are based on our management's current expectations as of the date of this Supplement. Statements that are not historical facts are hereby identified as forward-looking statements. Words such as "Outlook," "guide," "forecast," "estimate," "anticipate," "project," "plan," "intend," "believe," "expect," "likely," "predicted," "positioned," and any variations of these words and similar expressions are intended to identify such forward looking statements. Such statements include plans, projections and estimates regarding (1) demand for data and our communications infrastructure, (2) cash flow growth and its driving factors, (3) our Outlook for full year 2024, (4) the value of our business model, strategy and product offerings, (5) strategic position of our assets, (6) revenues from tenant contracts, (7) expenses from existing ground leases and fiber access agreements, (8) the growth of the U.S. market for communications infrastructure ownership, (9) levels of commitments under our debt instruments and (10) the impact of Sprint Cancellations to our operating and financial results.
Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, prevailing market conditions. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. Crown Castle assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. More information about potential risk factors which could affect our results is included in our filings with the Securities and Exchange Commission ("SEC"). Our filings with the SEC are available through the SEC website at www.sec.gov or through our investor relations website at investor.crowncastle.com. We use our investor relations website to disclose information about us that may be deemed to be material. We encourage investors, the media and others interested in us to visit our investor relations website from time to time to review up-to-date information or to sign up for e-mail alerts to be notified when new or updated information is posted on the site.
This Supplement contains certain figures, projections and calculations based in part on management's underlying assumptions. Management believes these assumptions are reasonable; however, other reasonable assumptions could provide differing outputs.
The components of forward looking financial information presented herein may not sum due to rounding. In addition, the sum of quarterly historical information presented herein may not agree to year to date historical information provided herein due to rounding. Throughout this document, percentage calculations, which are based on non-rounded dollar values, may not be able to be recalculated using the dollar values included in this document due to the rounding of those dollar values.
Definitions and reconciliations of non-GAAP financial measures, information regarding segment measures and other information are provided in the Appendix to this Supplement.
As used herein, the term "including" and any variation thereof, means "including without limitation." The use of the word "or" herein is not exclusive.

Crown Castle Inc.
Second Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

COMPANY PROFILE
Crown Castle Inc. (to which the terms "Crown Castle," "CCI," "we," "our," "the Company" or "us" as used herein refer) owns, operates and leases shared communications infrastructure that is geographically dispersed throughout the U.S., including (1) more than 40,000 towers and other structures, such as rooftops (collectively, "towers"), (2) approximately 115,000 small cells on air or under contract and (3) approximately 90,000 route miles of fiber primarily supporting small cells and fiber solutions. We refer to our towers, small cells and fiber assets collectively as "communications infrastructure," and to our customers on our communications infrastructure as "tenants." Our towers have a significant presence in each of the top 100 basic trading areas, and the majority of our small cells and fiber assets are located in major metropolitan areas, including a presence within every major U.S. market.
Our operating segments consist of (1) Towers and (2) Fiber, which includes both small cells and fiber solutions. Our core business is providing access, including space or capacity, to our shared communications infrastructure via long-term contracts in various forms, including lease, license, sublease and service agreements (collectively, "tenant contracts"). We seek to increase our site rental revenues by adding more tenants on our shared communications infrastructure, which we expect to result in significant incremental cash flows due to our low incremental operating costs.
We operate as a Real Estate Investment Trust ("REIT") for U.S. federal income tax purposes.

STRATEGY
As a leading provider of shared communications infrastructure in the U.S., our strategy is to create long-term stockholder value via a combination of (1) growing cash flows generated from our existing portfolio of communications infrastructure, (2) returning a meaningful portion of our cash generated by operating activities to our common stockholders in the form of dividends and (3) investing capital efficiently to grow cash flows and long-term dividends per share. Our strategy is based, in part, on our belief that the U.S. is the most attractive market for shared communications infrastructure investment with the greatest long-term growth potential. We measure our efforts to create "long-term stockholder value" by the combined payment of dividends to stockholders and growth in our per-share results. The key elements of our strategy are to:
•Grow cash flows from our existing communications infrastructure. We are focused on maximizing the recurring site rental cash flows generated from providing our tenants with long-term access to our shared infrastructure assets, which we believe is the core driver of value for our stockholders. Tenant additions or modifications of existing tenant equipment (collectively, "tenant additions") enable our tenants to expand coverage and capacity in order to meet increasing demand for data while generating high incremental returns for our business. We believe our product offerings of towers and small cells provide a comprehensive solution to our wireless tenants' growing network needs through our shared communications infrastructure model, which is an efficient and cost-effective way to serve our tenants. Additionally, we believe our ability to share our fiber assets across multiple tenants to deploy both small cells and offer fiber solutions allows us to generate cash flows and increase stockholder return.
•Return cash generated by operating activities to common stockholders in the form of dividends. We believe that distributing a meaningful portion of our cash generated by operating activities appropriately provides common stockholders with increased certainty for a portion of expected long-term stockholder value while still allowing us to retain sufficient flexibility to invest in our business and deliver growth. We believe this decision reflects the translation of the high-quality, long-term contractual cash flows of our business into stable capital returns to common stockholders.
•Invest capital efficiently to grow cash flows and long-term dividends per share. In addition to adding tenants to existing communications infrastructure, we seek to invest our available capital, including the net cash generated by our operating activities and external financing sources, in a manner that will increase long-term stockholder value on a risk-adjusted basis. These investments include constructing and acquiring new communications infrastructure that we expect will generate future cash flow growth and attractive long-term returns by adding tenants to those assets over time. Our historical investments have included the following (in no particular order):
◦construction of towers, fiber and small cells;
◦acquisitions of towers, fiber and small cells;
◦acquisitions of land interests (which primarily relate to land assets under towers);
◦improvements and structural enhancements to our existing communications infrastructure;
◦purchases of shares of our common stock from time to time; and
◦purchases, repayments or redemptions of our debt.
Our strategy to create long-term stockholder value is based on our belief that there will be considerable future demand for our communications infrastructure based on the location of our assets and the rapid and continuing growth in the demand for data. We believe that such demand for our communications infrastructure will continue, will result in growth of our cash flows due to tenant additions on our existing communications infrastructure, and will create other growth opportunities for us, such as demand for newly constructed or acquired communications infrastructure, as described above. Further, we seek to augment the long-term value creation associated with growing our recurring site rental cash flows by offering certain ancillary site development services within our Towers segment.

Crown Castle Inc.
Second Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

GENERAL COMPANY INFORMATION
Principal executive offices	8020 Katy Freeway, Houston, TX 77024
Common shares trading symbol	CCI
Stock exchange listing	New York Stock Exchange
Fiscal year ending date	December 31
Fitch - Long-term Issuer Default Rating	BBB+
Moody’s - Long-term Corporate Family Rating	Baa3
Standard & Poor’s - Long-term Local Issuer Credit Rating	BBB
Note: These credit ratings may not reflect the potential risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in the ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significances of the ratings can be obtained from each of the ratings agencies.

ASSET PORTFOLIO FOOTPRINT

>40K Towers

~115K Small Cells[(a)]

~90K Route Miles of Fiber

HI
PR

HISTORICAL COMMON STOCK DATA
	Three Months Ended
(in millions, except per share amounts)	6/30/23	9/30/23	12/31/23	3/31/24	6/30/24
High price(b)	$126.82	$111.55	$114.47	$113.57	$104.06
Low price(b)	$101.25	$84.94	$81.02	$100.28	$91.00
Period end closing price(c)	$107.33	$88.10	$111.77	$104.17	$97.70
Dividends paid per common share	$1.57	$1.57	$1.57	$1.57	$1.57
Volume weighted average price for the period(b)	$109.38	$97.35	$98.94	$105.67	$96.82
Common shares outstanding, at period end	434	434	434	435	435
Market value of outstanding common shares, at period end(d)	$46,545	$38,209	$48,477	$45,264	$42,457
(a)On air or under contract.
(b)Based on the sales price, adjusted for common stock dividends, as reported by Bloomberg.
(c)Based on the period end closing price, adjusted for common stock dividends, as reported by Bloomberg.
(d)Calculated as the product of (1) common shares outstanding, at period end and (2) period end closing price, adjusted for common stock dividends, as reported by Bloomberg.

Crown Castle Inc.
Second Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

ANNUALIZED FOURTH QUARTER DIVIDENDS PER SHARE(a)

EXECUTIVE MANAGEMENT TEAM
	Age	Years with Company	Position
Steven J. Moskowitz	61	<1	President and Chief Executive Officer
Daniel K. Schlanger	50	8	Executive Vice President and Chief Financial Officer
Michael J. Kavanagh	56	13	Executive Vice President and Chief Operating Officer - Towers
Christopher D. Levendos	56	6	Executive Vice President and Chief Operating Officer - Fiber
Edward B. Adams, Jr.	55	7	Executive Vice President and General Counsel
Edmond Chan	54	<1	Executive Vice President and Chief Information Officer

BOARD OF DIRECTORS
Name	Position	Committees	Age	Years as Director
P. Robert Bartolo	Chair	NESG(b), Fiber Review, Finance	52	10
Cindy Christy	Director	Compensation, NESG(b)	58	16
Ari Q. Fitzgerald	Director	Compensation, NESG(b)	61	21
Jason Genrich	Director	Fiber Review, Finance	37	<1
Andrea J. Goldsmith	Director	Compensation	59	6
Tammy K. Jones	Director	Audit, NESG(b), Finance	58	3
Kevin T. Kabat	Director	Compensation, NESG(b)	67	<1
Anthony J. Melone	Director	Audit, Fiber Review	63	9
Steven J. Moskowitz	Director		61	<1
Sunit S. Patel	Director	Audit, Fiber Review, Finance	62	<1
Bradley E. Singer	Director	Audit, Finance	57	<1
Kevin A. Stephens	Director	Audit, Compensation, Fiber Review	62	3
Matthew Thornton III	Director	Compensation	65	3
(a)Based on the dividends declared during the fourth quarter of each of the respective years presented, annualized. All future dividends are subject to declaration by our board of directors.
(b)Nominating, Environmental, Social and Governance Committee.

Crown Castle Inc.
Second Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

RESEARCH COVERAGE
Equity Research
Bank of America David Barden (646) 855-1320	Barclays Brendan Lynch (212) 526-9428	BMO Capital Markets Ari Klein (212) 885-4103
Citigroup Michael Rollins (212) 816-1116	Deutsche Bank Matthew Niknam (212) 250-4711	Goldman Sachs Jim Schneider (212) 357-2929
Green Street David Guarino (949) 640-8780	HSBC Luigi Minerva (207) 991-6928	Jefferies Jonathan Petersen (212) 284-1705
JPMorgan Richard Choe (212) 622-6708	KeyBanc Brandon Nispel (503) 821-3871	LightShed Partners Walter Piecyk (646) 450-9258
MoffettNathanson Nick Del Deo (212) 519-0025	Morgan Stanley Simon Flannery (212) 761-6432	New Street Research Jonathan Chaplin (212) 921-9876
Raymond James Ric Prentiss (727) 567-2567	RBC Capital Markets Jonathan Atkin (415) 633-8589	Scotiabank Maher Yaghi (437) 995-5548
TD Cowen Michael Elias (646) 562-1358	UBS Batya Levi (212) 713-8824	Wells Fargo Securities, LLC Eric Luebchow (312) 630-2386
Wolfe Research Andrew Rosivach (646) 582-9350
Rating Agencies
Fitch Salonie Sehgal (312) 368-3137	Moody’s Ranjini Venkatesan (212) 553-3828	Standard & Poor’s Ryan Gilmore (212) 438-0602

Crown Castle Inc.
Second Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

OUTLOOK
(in millions, except per share amounts)	Full Year 2024 Outlook(a)
Site rental billings(b)	$5,740	to	$5,780
Amortization of prepaid rent	$392	to	$417
Straight-lined revenues	$162	to	$187
Site rental revenues	$6,317	to	$6,362
Site rental costs of operations(c)	$1,686	to	$1,731
Services and other gross margin	$65	to	$95
Net income (loss)	$1,125	to	$1,190
Net income (loss) per share—diluted	$2.59	to	$2.74
Adjusted EBITDA(d)	$4,143	to	$4,193
Depreciation, amortization and accretion	$1,680	to	$1,775
Interest expense and amortization of deferred financing costs, net(e)	$926	to	$971
FFO(d)	$2,863	to	$2,893
AFFO(d)	$3,005	to	$3,055
AFFO per share(d)	$6.91	to	$7.02

OUTLOOK FOR COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
(dollars in millions; totals may not sum due to rounding)	Full Year 2024 Outlook(a)
Components of changes in site rental revenues:
Prior year site rental billings excluding payments for Sprint Cancellations(b)	$5,505
Prior year payments for Sprint Cancellations(b)(f)	$170
Prior year site rental billings(b)	$5,675

Core leasing activity(b)	$305	to	$335
Escalators	$95	to	$105
Non-renewals(b)	$(165)	to	$(145)
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations(b)	$245	to	$285
Payments for Sprint Cancellations(b)(f)	$(170)	to	$(160)
Non-renewals associated with Sprint Cancellations(b)(f)	$(10)	to	$(10)
Organic Contribution to Site Rental Billings(b)	$70	to	$110
Straight-lined revenues	$162	to	$187
Amortization of prepaid rent	$392	to	$417
Acquisitions(g)	—	to	—
Total site rental revenues	$6,317	to	$6,362

Year-over-year changes in revenues:(h)
Site rental revenues as a percentage of prior year site rental revenues	(3.0)%
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations as a percentage of prior year site rental billings excluding payments for Sprint Cancellations(b)	4.8%
Organic Contribution to Site Rental Billings as a percentage of prior year site rental billings(b)	1.6%
(a)As issued on July 17, 2024.
(b)See "Non-GAAP Measures and Other Information" for our definitions of site rental billings, core leasing activity, non-renewals, Sprint Cancellations, Organic Contribution to Site Rental Billings and Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations.
(c)Exclusive of depreciation, amortization and accretion.
(d)See "Non-GAAP Measures and Other Information" for further information and reconciliation of non-GAAP financial measures to net income (loss), including on a per share basis.
(e)See our reconciliation of "Outlook for Components of Interest Expense" for a discussion of non-cash interest expense.
(f)In full year 2023, we received $104 million and $66 million of payments for Sprint Cancellations that related to small cells and fiber solutions, respectively, and there were $14 million and $7 million of non-renewals associated with Sprint Cancellations that related to small cells and fiber solutions, respectively. These payments are non-recurring and therefore reduce full year 2024 Organic Contribution to Site Rental Billings by the same amount.
(g)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings, including as Adjusted for Impact of Sprint Cancellations, until the one-year anniversary of such acquisitions.
(h)Calculated based on midpoint of full year 2024 Outlook where applicable.

Crown Castle Inc.
Second Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

OUTLOOK FOR COMPONENTS OF CHANGES IN SITE RENTAL REVENUES BY LINE OF BUSINESS
	Full Year 2024 Outlook(a)
	Towers Segment			Fiber Segment
(dollars in millions)				Small Cells			Fiber Solutions
Core leasing activity(b)	$105	to	$115	$65	to	$75	$135	to	$145
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations as a percentage of prior year site rental billings excluding payments for Sprint Cancellations(b)(c)(d)	4.5%			15%			2%
Organic Contribution to Site Rental Billings as a percentage of prior year site rental billings(b)(c)	4.5%			(8)			(4)

OUTLOOK FOR CAPITAL EXPENDITURES
	Full Year 2024 Outlook(a)(e)
(in millions)	Towers Segment	Fiber Segment			Total
Capital expenditures	~$180	$1,050	to	$1,150	$1,230	to	$1,330
Less: Prepaid rent additions(f)	~$80	~$275			~$355
Capital expenditures less prepaid rent additions	~$100	$775	to	$875	$875	to	$975

OUTLOOK FOR COMPONENTS OF INTEREST EXPENSE
(in millions)	Full Year 2024 Outlook(a)
Interest expense on debt obligations	$915	to	$955
Amortization of deferred financing costs and adjustments on long-term debt	$20	to	$30
Capitalized interest	$(17)	to	$(7)
Interest expense and amortization of deferred financing costs, net	$926	to	$971
(a)As issued on July 17, 2024.
(b)See "Non-GAAP Measures and Other Information" for our definitions of site rental billings, core leasing activity, Sprint Cancellations, Organic Contribution to Site Rental Billings and Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations.
(c)Calculated based on midpoint of full year 2024 Outlook.
(d)In full year 2023, we received $104 million and $66 million of payments for Sprint Cancellations that related to small cells and fiber solutions, respectively.
(e)Excludes sustaining capital expenditures. See "Non-GAAP Measures and Other Information" for our definitions of discretionary capital expenditures and sustaining capital expenditures.
(f)Reflects up-front consideration from long-term tenant contracts (commonly referred to as prepaid rent) that are amortized and recognized as revenue over the associated estimated lease term in accordance with GAAP.

Crown Castle Inc.
Second Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CONSOLIDATED SUMMARY FINANCIAL HIGHLIGHTS
	2023				2024
(in millions, except per share amounts; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2
Net revenues:
Site rental
Site rental billings(a)	$1,404	$1,460	$1,393	$1,418	$1,423	$1,417
Amortization of prepaid rent	137	188	126	134	106	107
Straight-lined revenues	83	80	58	51	59	56
Total site rental	1,624	1,728	1,577	1,603	1,588	1,580
Services and other	149	139	90	71	53	46
Net revenues	$1,773	$1,867	$1,667	$1,674	$1,641	$1,626

Select operating expenses:
Costs of operations(b)
Site rental exclusive of straight-lined expenses	$398	$406	$403	$390	$414	$416
Straight-lined expenses	17	18	17	17	16	16
Total site rental	415	424	420	407	430	432
Services and other	104	98	66	48	34	27
Total costs of operations	519	522	486	455	464	459
Selling, general and administrative	$195	$210	$176	$178	$183	$204

Net income (loss)	$418	$455	$265	$361	$311	$251
Adjusted EBITDA(c)	1,104	1,188	1,047	1,076	1,036	1,006
Depreciation, amortization and accretion	431	445	439	439	439	430
Interest expense and amortization of deferred financing costs, net	202	208	217	223	226	230
FFO(c)	835	901	698	790	742	669
AFFO(c)	$828	$891	$767	$790	$749	$704

Weighted-average common shares outstanding— diluted	434	434	434	434	435	435

Net income (loss) per share—diluted	$0.97	$1.05	$0.61	$0.83	$0.71	$0.58
AFFO per share(c)	$1.91	$2.05	$1.77	$1.82	$1.72	$1.62
(a)See "Non-GAAP Measures and Other Information" for our definition of site rental billings.
(b)Exclusive of depreciation, amortization and accretion.
(c)See "Non-GAAP Measures and Other Information" for further information and reconciliation of non-GAAP financial measures to net income (loss), including on a per share basis.

Crown Castle Inc.
Second Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CONSOLIDATED COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
	2023				2024
(dollars in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2
Components of changes in site rental revenues:
Prior year site rental billings excluding payments for Sprint Cancellations(a)	$1,318	$1,304	$1,339	$1,348	$1,357	$1,354
Prior year payments for Sprint Cancellations(a)(b)	—	—	—	—	48	106
Prior year site rental billings(a)	$1,318	$1,304	$1,339	$1,348	$1,405	$1,460

Core leasing activity(a)	57	73	66	79	81	76
Escalators	24	24	24	24	24	24
Non-renewals(a)	(42)	(42)	(37)	(36)	(37)	(37)
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations(a)	39	54	53	67	68	63
Payments for Sprint Cancellations(a)(c)	48	106	6	10	(44)	(105)
Non-renewals associated with Sprint Cancellations(a)(c)	(2)	(6)	(6)	(7)	(6)	(1)
Organic Contribution to Site Rental Billings(a)	85	155	53	70	17	(44)
Straight-lined revenues	83	80	58	51	59	56
Amortization of prepaid rent	137	188	126	134	106	107
Acquisitions(d)	1	1	1	1	—	—
Total site rental revenues	$1,624	$1,728	$1,577	$1,603	$1,588	$1,580

Year-over-year changes in revenues:
Site rental revenues as a percentage of prior year site rental revenues	3.0%	10.3%	0.6%	1.6%	(2.2)%	(8.6)%
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations as a percentage of prior year site rental billings excluding payments for Sprint Cancellations(a)	2.9%	4.2%	4.0%	4.9%	5.0%	4.7%
Organic Contribution to Site Rental Billings as a percentage of prior year site rental billings(a)	6.4%	11.9%	3.9%	5.2%	1.2%	(3.0)%

CONSOLIDATED SUMMARY OF CAPITAL EXPENDITURES(a)
	2023				2024
(dollars in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2
Discretionary capital expenditures:
Communications infrastructure improvements and other capital projects	$311	$338	$312	$316	$285	$291
Purchases of land interests	15	23	13	13	13	11
Total discretionary capital expenditures	326	361	325	329	298	302
Sustaining capital expenditures	15	18	22	28	22	27
Total capital expenditures	341	379	347	357	320	329
Less: Prepaid rent additions(e)	81	84	80	103	68	98
Capital expenditures less prepaid rent additions	$260	$295	$267	$254	$252	$231
(a)See "Non-GAAP Measures and Other Information" for our definitions of site rental billings, core leasing activity, non-renewals, Sprint Cancellations, Organic Contribution to Site Rental Billings, Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations, discretionary capital expenditures and sustaining capital expenditures.
(b)In full year 2023, we received $104 million and $66 million of payments for Sprint Cancellations that related to small cells and fiber solutions, respectively. These payments are non-recurring and therefore reduce full year 2024 Organic Contribution to Site Rental Billings by the same amount.
(c)In the second quarter 2023, we received $101 million and $5 million of payments for Sprint Cancellations that related to small cells and fiber solutions, respectively, which will not recur in 2024. In full year 2023, there were $14 million and $7 million of non-renewals associated with Sprint Cancellations that related to small cells and fiber solutions, respectively.
(d)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings, including as Adjusted for Impact of Sprint Cancellations, until the one-year anniversary of such acquisitions.
(e)Reflects up-front consideration from long-term tenant contracts (commonly referred to as prepaid rent) that are amortized and recognized as revenue over the associated estimated lease term in accordance with GAAP.

Crown Castle Inc.
Second Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CONSOLIDATED RETURN ON INVESTED CAPITAL(a)
(as of June 30, 2024; dollars in millions)	Q2 2024 LQA	Q2 2023 LQA
Adjusted EBITDA(b)	$4,024	$4,752
Cash taxes (paid) refunded	(36)	(49)
Adjusted EBITDA less cash taxes paid	$3,988	$4,703

Historical gross investment in property and equipment(c)	$29,465	$28,193
Historical gross investment in site rental contracts and tenant relationships	7,879	7,866
Historical gross investment in goodwill	10,085	10,085
Consolidated Invested Capital(a)	$47,429	$46,144

Consolidated Return on Invested Capital(a)	8.4%	10.2%

CONSOLIDATED TENANT OVERVIEW
(as of June 30, 2024)	Percentage of Q2 2024 LQA Site Rental Revenues	Weighted Average Current Term Remaining(d)	Long-Term Credit Rating (S&P / Moody’s)
T-Mobile	35%	7	BBB / Baa2
AT&T	19%	5	BBB / Baa2
Verizon	20%	7	BBB+ / Baa1
All Others Combined	26%	4	N/A
Total / Weighted Average	100%	6

CONSOLIDATED ANNUALIZED RENTAL CASH PAYMENTS AT TIME OF RENEWAL(e)
	Remaining Six Months	Years Ending December 31,
(as of June 30, 2024; in millions)	2024	2025	2026	2027	2028
T-Mobile	$14	$240	$53	$58	$41
AT&T	8	20	29	31	755
Verizon	11	35	35	32	45
All Others Combined	108	213	223	133	84
Total	$141	$508	$340	$254	$925
(a)See "Non-GAAP Measures and Other Information" for further information on, and our definitions and calculations of, Consolidated Return on Invested Capital and Consolidated Invested Capital.
(b)See "Non-GAAP Measures and Other Information" for further information and reconciliation of non-GAAP financial measures to net income (loss).
(c)Historical gross investment in property and equipment excludes the impact of construction in process.
(d)Weighted by site rental revenues and excludes renewals at the tenants' option.
(e)Reflects lease renewals by year by tenant; dollar amounts represent annualized cash site rental revenues from assumed renewals or extensions as reflected in "Projected Revenues from Tenant Contracts" below.

Crown Castle Inc.
Second Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CONSOLIDATED PROJECTED REVENUES FROM TENANT CONTRACTS(a)
	Remaining Six Months	Years Ending December 31,
(as of June 30, 2024; in millions)	2024	2025	2026	2027	2028
Components of site rental revenues:
Site rental billings(b)	$2,892	$5,678	$5,795	$5,921	$6,046
Amortization of prepaid rent	185	310	266	224	180
Straight-lined revenues	57	47	(61)	(181)	(244)
Site rental revenues	$3,134	$6,035	$6,000	$5,964	$5,982

CONSOLIDATED PROJECTED EXPENSES FROM EXISTING GROUND LEASES AND FIBER ACCESS AGREEMENTS(c)
	Remaining Six Months	Years Ending December 31,
(as of June 30, 2024; in millions)	2024	2025	2026	2027	2028
Components of ground lease and fiber access agreement expenses:
Ground lease and fiber access agreement expenses exclusive of straight-lined expenses	$525	$1,065	$1,087	$1,109	$1,130
Straight-lined expenses	29	48	35	23	13
Ground lease and fiber access agreement expenses	$554	$1,113	$1,122	$1,132	$1,143
(a)Based on tenant licenses in place as of June 30, 2024. All tenant licenses are assumed to renew for a new term no later than the respective current term end date, and as such, projected revenues do not reflect the impact of estimated annual churn. CPI-linked tenant contracts are assumed to escalate at 3% per annum.
(b)See "Non-GAAP Measures and Other Information" for our definition of site rental billings.
(c)Based on existing ground leases and fiber access agreements as of June 30, 2024. CPI-linked contracts are assumed to escalate at 3% per annum.

Crown Castle Inc.
Second Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CAPITALIZATION OVERVIEW
(as of June 30, 2024; dollars in millions)	Face Value(a)	Fixed vs. Variable	Interest Rate(b)	Debt to LQA Adjusted EBITDA(c)	Maturity
Cash and cash equivalents and restricted cash and cash equivalents	$331

Senior Secured Notes, Series 2009-1, Class A-2(d)	36	Fixed	9.0%		2029
Senior Secured Tower Revenue Notes, Series 2015-2(e)	700	Fixed	3.7%		2045
Senior Secured Tower Revenue Notes, Series 2018-2(e)	750	Fixed	4.2%		2048
Finance leases and other obligations(f)	295	Fixed	Various		Various
Total secured debt	$1,781		4.1%	0.4x
2016 Revolver(g)	—	Variable			2027
2016 Term Loan A(h)	1,155	Variable	6.4%		2027
Commercial Paper Notes(i)	1,438	Variable	5.9%		Various
3.200% Senior Notes	750	Fixed	3.2%		2024
1.350% Senior Notes	500	Fixed	1.4%		2025
4.450% Senior Notes	900	Fixed	4.5%		2026
3.700% Senior Notes	750	Fixed	3.7%		2026
1.050% Senior Notes	1,000	Fixed	1.1%		2026
2.900% Senior Notes	750	Fixed	2.9%		2027
4.000% Senior Notes	500	Fixed	4.0%		2027
3.650% Senior Notes	1,000	Fixed	3.7%		2027
5.000% Senior Notes	1,000	Fixed	5.0%		2028
3.800% Senior Notes	1,000	Fixed	3.8%		2028
4.800% Senior Notes	600	Fixed	4.8%		2028
4.300% Senior Notes	600	Fixed	4.3%		2029
5.600% Senior Notes	750	Fixed	5.6%		2029
3.100% Senior Notes	550	Fixed	3.1%		2029
3.300% Senior Notes	750	Fixed	3.3%		2030
2.250% Senior Notes	1,100	Fixed	2.3%		2031
2.100% Senior Notes	1,000	Fixed	2.1%		2031
2.500% Senior Notes	750	Fixed	2.5%		2031
5.100% Senior Notes	750	Fixed	5.1%		2033
5.800% Senior Notes	750	Fixed	5.8%		2034
2.900% Senior Notes	1,250	Fixed	2.9%		2041
4.750% Senior Notes	350	Fixed	4.8%		2047
5.200% Senior Notes	400	Fixed	5.2%		2049
4.000% Senior Notes	350	Fixed	4.0%		2049
4.150% Senior Notes	500	Fixed	4.2%		2050
3.250% Senior Notes	900	Fixed	3.3%		2051
Total unsecured debt	$22,093		3.9%	5.5x
Net Debt(j)	$23,543		3.9%	5.9x
Market Capitalization(k)	42,457
Firm Value(l)	$66,000
(a)Net of required principal amortizations.
(b)Represents the weighted-average stated interest rate, as applicable, exclusive of finance leases and other obligations.
(c)Represents the applicable amount of debt divided by Last Quarter Annualized Adjusted EBITDA. See "Non-GAAP Measures and Other Information" for further information on, and our definition and calculation of, Net Debt to Last Quarter Annualized Adjusted EBITDA.
(d)The Senior Secured Notes, 2009-1, Class A-2 principal amortizes over a period ending in August 2029.
(e)If the respective series of Tower Revenue Notes are not paid in full on or prior to an applicable anticipated repayment date, then the Excess Cash Flow (as defined in the indenture) of the issuers of such notes will be used to repay principal of the applicable series, and additional interest (of an additional approximately 5% per annum) will accrue on the respective series. The Senior Secured Tower Revenue Notes, 2015-2 and 2018-2 have anticipated repayment dates in 2025 and 2028, respectively. Notes are prepayable at par if voluntarily repaid within eighteen months of maturity; earlier prepayment may require additional consideration.
(f)$8 million represents obligations under finance leases as of June 30, 2024.
(g)As of June 30, 2024, the undrawn availability under the $7.0 billion 2016 Revolver was $7.0 billion. The Company pays a commitment fee on the undrawn available amount, which as of June 30, 2024 ranged from 0.080% to 0.300%, based on the Company's senior unsecured debt rating, per annum.
(h)The 2016 Term Loan A principal amortizes over a period ending in July 2027.
(i)As of June 30, 2024, the Company had $0.6 billion available for issuance under the $2.0 billion unsecured commercial paper program ("CP Program"). The maturities of the Commercial Paper Notes ("CP Notes"), when outstanding, may vary but may not exceed 397 days from the date of issue.
(j)See "Non-GAAP Measures and Other Information" for further information on, and our definition and calculation of, Net Debt.
(k)Market capitalization calculated based on $97.70 closing price and 435 million shares outstanding as of June 30, 2024.
(l)Represents the sum of Net Debt and market capitalization. See "Non-GAAP Measures and Other Information" for further information on, and our definition and calculation of, Net Debt.

Crown Castle Inc.
Second Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

DEBT MATURITY OVERVIEW(a)(b)
(as of June 30, 2024; in millions)
(a)Where applicable, maturities reflect the respective anticipated repayment dates of the Tower Revenue Notes; excludes finance leases and other obligations; amounts presented at face value, net of required principal amortizations and repurchases held at the Company.
(b)The $1.4 billion outstanding in CP Notes have been excluded from this overview. Amounts available under the CP Program may be borrowed, repaid and re-borrowed from time to time. We intend to maintain available commitments under our 2016 Revolver in an amount at least equal to the amount of CP Notes outstanding at any point in time.

Crown Castle Inc.
Second Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

LIQUIDITY OVERVIEW(a)
(in millions)	June 30, 2024
Cash and cash equivalents, and restricted cash and cash equivalents(b)	$331
Undrawn 2016 Revolver availability(c)	6,960
Total debt and other obligations (current and non-current)(d)	23,719
Total equity	5,652

SUMMARY OF MAINTENANCE AND FINANCIAL COVENANTS
Debt	Borrower / Issuer	Covenant(e)	Covenant Level Requirement		As of June 30, 2024
Maintenance Financial Covenants(f)
2016 Credit Facility	CCI	Total Net Leverage Ratio	≤ 6.50x		5.6x
2016 Credit Facility	CCI	Total Senior Secured Leverage Ratio	≤ 3.50x		0.4x
2016 Credit Facility	CCI	Consolidated Interest Coverage Ratio(g)	N/A		N/A

Financial covenants requiring excess cash flows to be deposited in a cash trap reserve account and not released
2015 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(h)	17.8x
2018 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(h)	17.8x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.30x	(h)	29.3x

Financial covenants restricting ability of relevant issuer to issue additional notes under the applicable indenture
2015 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(i)	17.8x
2018 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(i)	17.8x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.34x	(i)	29.3x
(a)In addition, we have the following sources of liquidity:
i.In March 2024, we established an at-the-market stock offering program ("ATM Program") through which we may, from time to time, issue and sell shares of our common stock having an aggregate gross sales price of up to $750 million to or through sales agents. No shares of common stock have been sold under the ATM Program.
ii.In April 2019, we established a CP Program through which we may issue short term, unsecured CP Notes. Amounts available under the CP Program may be issued, repaid and re-issued from time to time, with the aggregate principal amount of CP Notes outstanding under the CP Program at any time not to exceed $2.0 billion. As of June 30, 2024, there were $1.4 billion CP Notes outstanding under our CP Program. We intend to maintain available commitments under our 2016 Revolver in an amount at least equal to the amount of CP Notes outstanding at any point in time.
(b)Inclusive of $5 million included within "Other assets, net" on our condensed consolidated balance sheet.
(c)Availability at any point in time is subject to reaffirmation of the representations and warranties in, and there being no default under, the credit agreement governing our 2016 Revolver.
(d)See "Non-GAAP Measures and Other Information" for further information on, and reconciliation to, Net Debt.
(e)As defined in the respective debt agreement. In the indentures for the 2015 Tower Revenue Notes, 2018 Tower Revenue Notes and the 2009 Securitized Notes, the defined term for Debt Service Coverage Ratio is "DSCR." Total Net Leverage Ratio, Total Senior Secured Leverage Ratio and all DSCR ratios are calculated using the trailing twelve months.
(f)Failure to comply with the financial maintenance covenants would, absent a waiver, result in an event of default under the credit agreement governing our 2016 Credit Facility.
(g)Applicable solely to the extent that the senior unsecured debt rating by any two of S&P, Moody's and Fitch is lower than BBB-, Baa3 or BBB-, respectively. If applicable, the consolidated interest coverage ratio must be greater than or equal to 2.50.
(h)The 2015 Tower Revenue Notes, 2018 Tower Revenue Notes and 2009 Securitized Notes also include the potential for amortization events, which could result in applying current and future cash flow to the prepayment of debt with applicable prepayment consideration. An amortization event occurs when the Debt Service Coverage Ratio falls below 1.45x, 1.45x or 1.15x, in each case as described under the indentures for the 2015 Tower Revenue Notes, 2018 Tower Revenue Notes or 2009 Securitized Notes, respectively.
(i)Rating Agency Confirmation (as defined in the respective debt agreement) is required.

Crown Castle Inc.
Second Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

INTEREST RATE EXPOSURE(a)
(as of June 30, 2024; dollars in millions)
Fixed Rate Debt			Floating Rate Debt
Face value of principal outstanding(b)	$20,986		Face value of principal outstanding(b)	$2,593
% of total debt	89%		% of total debt	11%
Weighted average interest rate	3.6%		Weighted average interest rate(c)	6.1%

Upcoming maturities:	2024(d)	2025(e)	Interest rate sensitivity of 25 bps increase in interest rates:
Face value of principal outstanding(b)	$750	$1,200	Full year effect(f)	$6.5
Weighted average interest rate	3.2%	2.7%

COMPONENTS OF INTEREST EXPENSE
	2023				2024
(in millions)	Q1	Q2	Q3	Q4	Q1	Q2
Interest expense on debt obligations	$198	$205	$213	$220	$223	$227
Amortization of deferred financing costs and adjustments on long-term debt	7	7	8	7	8	8
Capitalized interest	(3)	(4)	(4)	(4)	(5)	(5)
Interest expense and amortization of deferred financing costs, net	$202	$208	$217	$223	$226	$230
(a)Excludes finance leases and other obligations; assumes no default.
(b)Net of required principal amortizations.
(c)In June 2021, the Company entered into an amendment to the credit agreement governing our 2016 Credit Facility that provided for, among other things, a reduction to the interest rate spread ("Spread") of up to 0.05% if the Company meets specified annual sustainability targets ("Targets") and an increase to the Spread of up to 0.05% if the Company fails to meet specified annual sustainability thresholds ("Thresholds"). In January 2024, the Company submitted the required documentation and received confirmation from its administrative agent that all Targets were met as of December 31, 2023, and, as such, the Spread reduction is maintained for 2024. The weighted average interest rate reflects the reduced Spread.
(d)Represents the remaining six months of the year.
(e)Maturities include the Senior Secured Tower Revenue Note 2015-2, which has an anticipated repayment date in 2025.
(f)Represents incremental interest expense over a 12-month period based on a hypothetical interest rate increase of 25 bps on face value of variable indebtedness outstanding as of June 30, 2024; assumes no debt maturities.

Crown Castle Inc.
Second Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

TOWERS SEGMENT SUMMARY FINANCIAL HIGHLIGHTS
	2023				2024
(in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2
Segment net revenues:
Site rental
Site rental billings(a)	$926	$929	$956	$970	$970	$970
Amortization of prepaid rent	72	67	61	59	41	39
Straight-lined revenues	83	84	57	50	57	54
Total site rental	1,081	1,080	1,074	1,079	1,068	1,064
Services and other	146	124	86	65	46	43
Net revenues	$1,227	$1,204	$1,160	$1,144	$1,114	$1,107

Segment operating expenses:
Costs of operations(b)
Site rental exclusive of straight-lined expenses	$217	$226	$219	$214	$223	$229
Straight-lined expenses	17	17	17	17	16	16
Total site rental	234	243	236	231	239	245
Services and other	99	92	61	42	28	23
Total costs of operations	333	335	297	273	267	268
Selling, general and administrative(c)	31	30	24	19	21	16

Segment operating profit(d)	$863	$839	$839	$852	$826	$823
(a)See "Non-GAAP Measures and Other Information" for our definition of site rental billings.
(b)Exclusive of (1) depreciation, amortization and accretion, (2) stock-based compensation expense, net and (3) prepaid lease purchase price adjustments. See "Segment Operating Results" for further information.
(c)Exclusive of stock-based compensation expense, net. See "Segment Operating Results" for further information.
(d)See "Non-GAAP Measures and Other Information" and "Segment Operating Results" for further information on, and our definition and calculation of, segment operating profit.

Crown Castle Inc.
Second Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

TOWERS SEGMENT COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
	2023				2024
(dollars in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2
Components of changes in site rental revenues:
Prior year site rental billings(a)	$879	$877	$915	$921	$926	$929

Core leasing activity(a)	32	38	25	32	28	26
Escalators	22	22	22	23	23	23
Non-renewals(a)	(8)	(8)	(7)	(7)	(8)	(7)
Organic Contribution to Site Rental Billings(a)	46	51	40	48	43	42
Straight-lined revenues	83	84	57	50	57	54
Amortization of prepaid rent	72	67	61	59	41	39
Acquisitions(b)	1	1	1	1	—	—
Total site rental revenues	$1,081	$1,080	$1,074	$1,079	$1,068	$1,064

Year-over-year changes in revenues:
Site rental revenues as a percentage of prior year site rental revenues	0.6%	0.2%	(0.9)%	(0.6)%	(1.2)%	(1.5)%
Changes in revenues as a percentage of prior year site rental billings:
Organic Contribution to Site Rental Billings(a)	5.2%	5.8%	4.4%	5.2%	4.6%	4.4%

TOWERS SEGMENT SUMMARY OF CAPITAL EXPENDITURES(a)
	2023				2024
(in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2
Discretionary capital expenditures:
Communications infrastructure improvements and other capital projects	$33	$34	$34	$21	$20	$15
Purchases of land interests	15	23	13	13	13	11
Total discretionary capital expenditures	48	57	47	34	33	26
Sustaining capital expenditures	2	4	2	—	2	3
Total capital expenditures	50	61	49	34	35	29
Less: Prepaid rent additions(c)	22	25	25	20	12	8
Capital expenditures less prepaid rent additions	$28	$36	$24	$14	$23	$21

(a)See "Non-GAAP Measures and Other Information" for our definitions of site rental billings, core leasing activity, non-renewals, Organic Contribution to Site Rental Billings, discretionary capital expenditures and sustaining capital expenditures.
(b)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings, until the one-year anniversary of such acquisitions.
(c)Reflects up-front consideration from long-term tenant contracts (commonly referred to as prepaid rent) that are amortized and recognized as revenue over the associated estimated lease term in accordance with GAAP.

Crown Castle Inc.
Second Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

TOWERS SEGMENT PORTFOLIO HIGHLIGHTS
(as of June 30, 2024)
Number of towers (in thousands)(a)	40
Average number of tenants per tower	2.5
Remaining contracted tenant receivables (in billions)(b)	$32
Weighted average remaining tenant contract term (years)(b)(c)	7
Percent of towers in the Top 50 / 100 Basic Trading Areas	56% / 71%
Percent of ground leased / owned(d)	58% / 42%
Weighted average maturity of ground leases (years)(d)(e)	36

TOWERS SEGMENT CASH YIELD ON INVESTED CAPITAL(f)
(as of June 30, 2024; dollars in millions)	Q2 2024 LQA	Q2 2023 LQA
Segment site rental gross margin(g)	$3,276	$3,348
Less: Amortization of prepaid rent	(156)	(268)
Less: Straight-lined revenues	(216)	(336)
Add: Straight-lined expenses	64	68
Numerator	$2,968	$2,812

Segment net investment in property and equipment(h)	$13,501	$13,398
Segment investment in site rental contracts and tenant relationships	4,589	4,576
Segment investment in goodwill(i)	5,351	5,351
Segment Net Invested Capital(f)	$23,441	$23,325

Segment Cash Yield on Invested Capital(f)	12.7%	12.1%

SUMMARY OF TOWER PORTFOLIO BY VINTAGE(j)
(as of June 30, 2024; dollars in thousands)	Acquired and Built 2006 and Prior	Acquired and Built 2007 to Present
Cash yield(k)	21%	10%
Number of tenants per tower	3.0	2.3
Last quarter annualized average cash site rental revenue per tower(l)	$135	$82
Last quarter annualized average site rental gross cash margin per tower(m)	$115	$58
Net invested capital per tower(n)	$561	$586
Number of towers	11,197	28,839
(a)Excludes third-party land interests.
(b)Excludes renewal terms at tenants' option.
(c)Weighted by site rental revenues.
(d)Weighted by towers site rental gross margin exclusive of straight-lined revenues, amortization of prepaid rent and straight-lined expenses.
(e)Includes all renewal terms at the Company's option.
(f)See "Non-GAAP Measures and Other Information" for further information on, and our definitions and calculations of, Segment Cash Yield on Invested Capital and Segment Net Invested Capital.
(g)See "Segment Operating Results" and "Non-GAAP Measures and Other Information" for further information on, and our definition and calculation of, segment site rental gross margin.
(h)Segment net investment in property and equipment excludes the impact of construction in process and non-productive assets (such as information technology assets and buildings) and is reduced by the amount of prepaid rent received from tenants (excluding any deferred credits recorded in connection with acquisitions).
(i)Segment investment in goodwill excludes the impact of certain assets and liabilities recorded in connection with acquisitions (primarily deferred credits).
(j)All tower portfolio figures are calculated exclusively for the Company's towers and rooftops and do not give effect to other activities within the Company's Towers segment.
(k)Cash yield is calculated as last quarter annualized site rental gross margin, exclusive of straight-lined revenues, amortization of prepaid rent, and straight-lined expenses, divided by invested capital net of the amount of prepaid rent received from tenants.
(l)Exclusive of straight-lined revenues and amortization of prepaid rent.
(m)Exclusive of straight-lined revenues, amortization of prepaid rent and straight-lined expenses.
(n)Reflects gross total assets (including incremental capital invested by the Company since time of acquisition or construction completion), less any prepaid rent. Inclusive of invested capital related to land at the tower site.

Crown Castle Inc.
Second Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

GROUND INTEREST OVERVIEW
(as of June 30, 2024; dollars in millions)	LQA Cash Site Rental Revenues(a)	Percentage of LQA Cash Site Rental Revenues(a)	LQA Towers Segment Site Rental Gross Cash Margin(b)	Percentage of LQA Towers Segment Site Rental Gross Cash Margin(b)	Number of Towers(c)	Percentage of Towers	Weighted Average Term Remaining (by years)(d)
Less than 10 years	$425	11%	$224	8%	5,513	14%
10 to 20 years	567	15%	357	12%	6,141	15%
Greater than 20 years	1,567	40%	1,136	38%	16,644	42%
Total leased	$2,559	66%	$1,717	58%	28,298	71%	36

Owned	$1,317	34%	$1,236	42%	11,738	29%
Total / Average	$3,876	100%	$2,953	100%	40,036	100%
(a)Exclusive of straight-lined revenues and amortization of prepaid rent.
(b)Exclusive of straight-lined revenues, amortization of prepaid rent and straight-lined expenses.
(c)Excludes third-party land interests.
(d)Includes all renewal terms at the Company's option and weighted by towers site rental gross margin exclusive of straight-lined revenues, amortization of prepaid rent and straight-lined expenses.

Crown Castle Inc.
Second Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

FIBER SEGMENT SUMMARY FINANCIAL HIGHLIGHTS
	2023				2024
(in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2
Segment net revenues:
Site rental
Site rental billings(a)	$478	$531	$436	$447	$453	$446
Amortization of prepaid rent	65	121	66	75	65	67
Straight-lined revenues	—	(4)	1	2	2	2
Total site rental	543	648	503	524	520	516
Services and other	3	15	4	6	7	3
Net revenues	$546	$663	$507	$530	$527	$519

Segment operating expenses
Costs of operations(b)
Site rental exclusive of straight-lined expenses	$172	$170	$175	$168	$182	$178
Straight-lined expenses	—	1	—	—	—	—
Total site rental	172	171	175	168	182	178
Services and other	2	3	3	4	4	2
Total costs of operations	174	174	178	172	186	180
Selling, general and administrative(c)	49	51	48	47	47	50

Segment operating profit(d)	$323	$438	$281	$311	$294	$289
(a)See "Non-GAAP Measures and Other Information" for our definition of site rental billings.
(b)Exclusive of (1) depreciation, amortization and accretion, (2) stock-based compensation expense, net and (3) prepaid lease purchase price adjustments. See "Segment Operating Results" for further information.
(c)Exclusive of stock-based compensation expense, net. See "Segment Operating Results" for further information.
(d)See "Non-GAAP Measures and Other Information" and "Segment Operating Results" for further information on, and our definition and calculation of, segment operating profit.

Crown Castle Inc.
Second Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

FIBER SEGMENT COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
	2023				2024
(dollars in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2
Components of changes in site rental revenues:
Prior year site rental billings excluding payments for Sprint Cancellations(a)	$439	$427	$424	$426	$431	$424
Prior year payments for Sprint Cancellations(a)(b)	—	—	—	—	48	106
Prior year site rental billings(a)	$439	$427	$424	$426	$479	$530

Core leasing activity(a)	25	36	41	47	53	50
Escalators	2	2	2	2	2	2
Non-renewals(a)	(34)	(34)	(30)	(30)	(29)	(30)
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations(a)	(7)	3	13	19	25	22
Payments for Sprint Cancellations(a)(c)	48	106	6	10	(44)	(105)
Non-renewals associated with Sprint Cancellations(a)(c)	(2)	(6)	(6)	(7)	(6)	(1)
Organic Contribution to Site Rental Billings(a)	39	104	12	22	(25)	(84)
Straight-lined revenues	—	(4)	1	2	2	2
Amortization of prepaid rent	65	121	66	75	65	67
Acquisitions(d)	—	—	—	—	—	—
Total site rental revenues	$543	$648	$503	$524	$520	$516

Year-over-year changes in revenues:
Site rental revenues as a percentage of prior year site rental revenues	8.4%	32.5%	3.9%	6.5%	(4.2)%	(20.4)%
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations as a percentage of prior year site rental billings excluding payments for Sprint Cancellations(a)	(1.6)%	0.8%	3.0%	4.4%	5.8%	5.2%
Organic Contribution to Site Rental Billings as a percentage of prior year site rental billings(a)	8.8%	24.3%	2.9%	5.1%	(5.3)%	(15.9)%

FIBER SEGMENT SUMMARY OF CAPITAL EXPENDITURES(a)
	2023				2024
(in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2
Discretionary capital expenditures	272	298	273	288	259	271
Sustaining capital expenditures	7	8	14	15	14	18
Total capital expenditures	279	306	287	303	273	289
Less: Prepaid rent additions(e)	59	59	55	83	56	90
Capital expenditures less prepaid rent additions	$220	$247	$232	$220	$217	$199
(a)See "Non-GAAP Measures and Other Information" for our definitions of site rental billings, core leasing activity, non-renewals, Sprint Cancellations, Organic Contribution to Site Rental Billings, Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations, discretionary capital expenditures and sustaining capital expenditures.
(b)In full year 2023, we received $104 million and $66 million of payments for Sprint Cancellations that related to small cells and fiber solutions, respectively. These payments are non-recurring and therefore reduce full year 2024 Organic Contribution to Site Rental Billings by the same amount.
(c)In the second quarter 2023, we received $101 million and $5 million of payments for Sprint Cancellations that related to small cells and fiber solutions, respectively, which will not recur in 2024. In full year 2023, there were $14 million and $7 million of non-renewals associated with Sprint Cancellations that related to small cells and fiber solutions, respectively.
(d)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings, including as Adjusted for Impact of Sprint Cancellations, until the one-year anniversary of such acquisitions.
(e)Reflects up-front consideration from long-term tenant contracts (commonly referred to as prepaid rent) that are amortized and recognized as revenue over the associated estimated lease term in accordance with GAAP.

Crown Castle Inc.
Second Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

FIBER SEGMENT REVENUE DETAIL BY LINE OF BUSINESS
	2023				2024
(dollars in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2
Small Cells
Site rental revenues:
Site rental billings(a)	$113	$211	$113	$118	$126	$122
Amortization of prepaid rent	48	102	45	53	45	50
Straight-lined revenues	(1)	(6)	(1)	(1)	(1)	(1)
Total site rental revenues	160	308	157	170	170	170
Services and other revenues	3	15	3	6	7	3
Net revenues	$163	$323	$160	$176	$177	$173

Components of changes in site rental revenues:
Prior year site rental billings excluding payments for Sprint Cancellations(a)	$108	$109	$109	$111	$108	$110
Prior year payments for Sprint Cancellations(a)(b)	—	—	—	—	—	101
Prior year site rental billings(a)	$108	$109	$109	$111	$113	$211

Core leasing activity(a)	6	6	8	9	17	11
Escalators	2	2	2	2	2	2
Non-renewals(a)	(3)	(2)	(1)	(1)	(1)	(1)
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations(a)	5	5	8	10	18	12
Payments for Sprint Cancellations(a)(c)	—	101	—	2	—	(101)
Non-renewals associated with Sprint Cancellations(a)(c)	—	(4)	(5)	(5)	(5)	(1)
Organic Contribution to Site Rental Billings(a)	5	102	3	7	13	(90)
Straight-lined revenues	(1)	(6)	(1)	(1)	(1)	(1)
Amortization of prepaid rent	48	102	45	53	45	50
Acquisitions(d)	—	—	—	—	—	—
Total site rental revenues	$160	$308	$157	$170	$170	$170

Year-over-year changes in revenues:
Site rental revenues as a percentage of prior year site rental revenues	3.2%	97.4%	1.9%	5.6%	6.3%	(44.8)%
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations as a percentage of prior year site rental billings excluding payments for Sprint Cancellations(a)	4.5%	5.0%	7.3%	9.1%	16.3%	10.9%
Organic Contribution to Site Rental Billings as a percentage of prior year site rental billings(a)	4.5%	93.6%	3.1%	6.7%	11.8%	(42.5)%
(a)See "Non-GAAP Measures and Other Information" for our definitions of site rental billings, core leasing activity, non-renewals, Sprint Cancellations, Organic Contribution to Site Rental Billings and Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations.
(b)In full year 2023, we received $104 million of payments associated with Sprint Cancellations. These payments are non-recurring and therefore reduce full year 2024 Organic Contribution to Site Rental Billings by the same amount.
(c)In the second quarter 2023, we received $101 million of payments for Sprint Cancellations that related to small cells, which will not recur in 2024. In full year 2023, there were $14 million of non-renewals associated with Sprint Cancellations that related to small cells.
(d)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings, until the one-year anniversary of such acquisitions.

Crown Castle Inc.
Second Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

FIBER SEGMENT REVENUE DETAIL BY LINE OF BUSINESS CONTINUED
	2023				2024
(dollars in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2
Fiber Solutions
Site rental revenues:
Site rental billings(a)	$365	$320	$323	$330	$327	$325
Amortization of prepaid rent	17	19	20	22	20	18
Straight-lined revenues	1	2	2	3	3	3
Total site rental revenues	383	340	346	354	350	346
Services and other revenues	—	—	1	—	—	—
Net revenues	$383	$340	$347	$354	$350	$346

Components of changes in site rental revenues:
Prior year site rental billings excluding payments for Sprint Cancellations(a)	$331	$318	$315	$316	$318	$314
Prior year payments for Sprint Cancellations(a)(b)	—	—	—	—	48	5
Prior year site rental billings(a)	$331	$318	$315	$316	$366	$319

Core leasing activity(a)	19	30	34	37	35	39
Escalators	—	—	—	—	—	—
Non-renewals(a)	(31)	(32)	(29)	(29)	(29)	(29)
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations(a)	(12)	(2)	5	8	6	10
Payments for Sprint Cancellations(a)(c)	48	5	6	8	(44)	(4)
Non-renewals associated with Sprint Cancellations(a)(c)	(2)	(2)	(2)	(2)	(1)	(1)
Organic Contribution to Site Rental Billings(a)	34	1	9	14	(39)	5
Straight-lined revenues	1	2	2	3	3	3
Amortization of prepaid rent	17	19	20	22	20	18
Acquisitions(d)	—	—	—	—	—	—
Total site rental revenues	$383	$340	$346	$354	$350	$346

Year-over-year changes in revenues:
Site rental revenues as a percentage of prior year site rental revenues	10.7%	2.1%	4.8%	6.9%	(8.6)%	1.8%
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations as a percentage of prior year site rental billings excluding payments for Sprint Cancellations(a)	(3.6)%	(0.7)%	1.5%	2.7%	2.1%	3.2%
Organic Contribution to Site Rental Billings as a percentage of prior year site rental billings(a)	10.2%	0.4%	2.8%	4.5%	(10.6)%	1.7%
(a)See "Non-GAAP Measures and Other Information" for our definitions of site rental billings, core leasing activity, non-renewals, Sprint Cancellations, Organic Contribution to Site Rental Billings and Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations.
(b)In full year 2023, we received $66 million of payments associated with Sprint Cancellations. These payments are non-recurring and therefore reduce full year 2024 Organic Contribution to Site Rental Billings by the same amount.
(c)In the second quarter 2023, we received $5 million of payments for Sprint Cancellations that related to fiber solutions, which will not recur in 2024. In full year 2023, there were $7 million of non-renewals associated with Sprint Cancellations that related to fiber solutions.
(d)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings, including as Adjusted for Impact of Sprint Cancellations, until the one-year anniversary of such acquisitions.

Crown Castle Inc.
Second Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

FIBER SEGMENT PORTFOLIO HIGHLIGHTS
(as of June 30, 2024)
Number of route miles of fiber (in thousands)	90
Number of small cells on air or under contract (in thousands)	115
Remaining contracted tenant receivables (in billions)(a)	$5
Weighted average remaining tenant contract term (years)(a)(b)	4

FIBER SEGMENT CASH YIELD ON INVESTED CAPITAL(c)
(as of June 30, 2024; dollars in millions)	Q2 2024 LQA	Q2 2023 LQA
Segment site rental gross margin(d)	$1,352	$1,908
Less: Amortization of prepaid rent	(268)	(484)
Less: Straight-lined revenues	(8)	16
Add: Straight-lined expenses	—	4
Add: Indirect labor costs(e)	121	117
Numerator	$1,197	$1,561

Segment net investment in property and equipment(f)	$9,902	$9,132
Segment investment in site rental contracts and tenant relationships	3,290	3,290
Segment investment in goodwill(g)	4,080	4,080
Segment Net Invested Capital(c)	$17,272	$16,502

Segment Cash Yield on Invested Capital(c)	6.9%	9.5%

FIBER SOLUTIONS REVENUE MIX
(as of June 30, 2024)	Percentage of Q2 2024 LQA Site Rental Revenues
Carrier(h)	35%
Education	14%
Healthcare	11%
Financial Services	7%
Other	33%
Total	100%

(a)Excludes renewal terms at tenants' option.
(b)Weighted by site rental revenues.
(c)See "Non-GAAP Measures and Other Information" for further information on, and our definitions and calculations of, Segment Cash Yield on Invested Capital and Segment Net Invested Capital.
(d)See "Segment Operating Results" and "Non-GAAP Measures and Other Information" for further information on, and our definition and calculation of, segment site rental gross margin.
(e)This adjustment represents indirect labor costs in the Fiber segment that are not capitalized, but that primarily support the Company's ongoing expansion of its Fiber segment that management expects to generate future revenues for the Company. Removal of these indirect labor costs presents Segment Cash Yield on Invested Capital on a direct cost basis, consistent with the methodology used by management when evaluating project-level investment opportunities.
(f)Segment net investment in property and equipment excludes the impact of construction in process and non-productive assets (such as information technology assets and buildings) and is reduced by the amount of prepaid rent received from tenants (excluding any deferred credits recorded in connection with acquisitions).
(g)Segment investment in goodwill excludes the impact of certain assets and liabilities recorded in connection with acquisitions (primarily deferred credits).
(h)Includes revenues derived from both wireless carriers and wholesale carriers.

Crown Castle Inc.
Second Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(in millions, except par values)	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$155	$105
Restricted cash and cash equivalents	171	171
Receivables, net	420	481
Prepaid expenses	155	103
Deferred site rental receivables	129	116
Other current assets	51	56
Total current assets	1,081	1,032
Deferred site rental receivables	2,341	2,239
Property and equipment, net	15,698	15,666
Operating lease right-of-use assets	5,930	6,187
Goodwill	10,085	10,085
Other intangible assets, net	2,974	3,179
Other assets, net	137	139
Total assets	$38,246	$38,527

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$225	$252
Accrued interest	228	219
Deferred revenues	509	605
Other accrued liabilities	359	342
Current maturities of debt and other obligations	865	835
Current portion of operating lease liabilities	308	332
Total current liabilities	2,494	2,585
Debt and other long-term obligations	22,854	22,086
Operating lease liabilities	5,354	5,561
Other long-term liabilities	1,892	1,914
Total liabilities	32,594	32,146
Commitments and contingencies
Stockholders' equity:
Common stock, 0.01 par value; 1,200 shares authorized; shares issued and outstanding: June 30, 2024—435 and December 31, 2023—434	4	4
Additional paid-in capital	18,347	18,270
Accumulated other comprehensive income (loss)	(5)	(4)
Dividends/distributions in excess of earnings	(12,694)	(11,889)
Total equity	5,652	6,381
Total liabilities and equity	$38,246	$38,527

Crown Castle Inc.
Second Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts)	2024	2023	2024	2023
Net revenues:
Site rental	$1,580	$1,728	$3,168	$3,352
Services and other	46	139	99	288
Net revenues	1,626	1,867	3,267	3,640
Operating expenses:
Costs of operations:(a)
Site rental	432	424	862	839
Services and other	27	98	61	202
Selling, general and administrative	204	210	387	405
Asset write-down charges	3	22	9	22
Acquisition and integration costs	—	1	—	1
Depreciation, amortization and accretion	430	445	869	876
Restructuring charges	45	—	56	—
Total operating expenses	1,141	1,200	2,244	2,345
Operating income (loss)	485	667	1,023	1,295
Interest expense and amortization of deferred financing costs, net	(230)	(208)	(456)	(410)
Interest income	4	5	8	7
Other income (expense)	(1)	(2)	1	(4)
Income (loss) before income taxes	258	462	576	888
Benefit (provision) for income taxes	(7)	(7)	(14)	(14)
Net income (loss)	$251	$455	$562	$874

Net income (loss), per common share:
Basic	$0.58	$1.05	$1.29	$2.02
Diluted	$0.58	$1.05	$1.29	$2.01
Weighted-average common shares outstanding:
Basic	435	434	434	433
Diluted	435	434	435	434
(a)Exclusive of depreciation, amortization and accretion shown separately.

Crown Castle Inc.
Second Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
	Six Months Ended June 30,
(in millions)	2024	2023
Cash flows from operating activities:
Net income (loss)	$562	$874
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	869	876
(Gains) losses on retirement of long-term obligations	—	—
Amortization of deferred financing costs and other non-cash interest	18	14
Stock-based compensation expense, net	78	91
Asset write-down charges	9	22
Deferred income tax (benefit) provision	5	1
Other non-cash adjustments, net	8	2
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	(99)	(35)
Decrease (increase) in assets	(83)	(120)
Net cash provided by (used for) operating activities	1,367	1,725
Cash flows from investing activities:
Capital expenditures	(649)	(720)
Payments for acquisitions, net of cash acquired	(1)	(89)
Other investing activities, net	—	3
Net cash provided by (used for) investing activities	(650)	(806)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	2,347
Principal payments on debt and other long-term obligations	(36)	(39)
Purchases and redemptions of long-term debt	—	—
Borrowings under revolving credit facility	—	2,113
Payments under revolving credit facility	(670)	(2,739)
Net borrowings (repayments) under commercial paper program	1,438	(1,024)
Payments for financing costs	—	(23)
Purchases of common stock	(30)	(29)
Dividends/distributions paid on common stock	(1,368)	(1,364)
Net cash provided by (used for) financing activities	(666)	(758)
Net increase (decrease) in cash and cash equivalents and restricted cash and cash equivalents	51	161
Effect of exchange rate changes on cash	(1)	—
Cash and cash equivalents and restricted cash and cash equivalents at beginning of period	281	327
Cash and cash equivalents and restricted cash and cash equivalents at end of period	$331	$488
Supplemental disclosure of cash flow information:
Interest paid	441	367
Income taxes paid (refunded)	9	10

Crown Castle Inc.
Second Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

SEGMENT OPERATING RESULTS
	Three Months Ended June 30, 2024				Three Months Ended June 30, 2023
(in millions)	Towers	Fiber	Other	Total	Towers	Fiber	Other	Total
Segment site rental revenues	$1,064	$516		$1,580	$1,080	$648		$1,728
Segment services and other revenues	43	3		46	124	15		139
Segment revenues	1,107	519		1,626	1,204	663		1,867
Segment site rental costs of operations	245	178		423	243	171		414
Segment services and other costs of operations	23	2		25	92	3		95
Segment costs of operations(a)(b)	268	180		448	335	174		509
Segment site rental gross margin(c)	819	338		1,157	837	477		1,314
Segment services and other gross margin(c)	20	1		21	32	12		44
Segment selling, general and administrative expenses(b)	16	50		66	30	51		81
Segment operating profit(c)	823	289		1,112	839	438		1,277
Other selling, general and administrative expenses(b)			$105	105			$88	88
Stock-based compensation expense, net			40	40			50	50
Depreciation, amortization and accretion			430	430			445	445
Restructuring charges(d)			45	45			—	—
Interest expense and amortization of deferred financing costs, net			230	230			208	208
Other (income) expenses to reconcile to income (loss) before income taxes(e)			4	4			24	24
Income (loss) before income taxes				$258				$462
(a)Exclusive of depreciation, amortization and accretion shown separately.
(b)Segment costs of operations exclude (1) stock-based compensation expense, net of $7 million and $9 million for the three months ended June 30, 2024 and 2023, respectively and (2) prepaid lease purchase price adjustments of $4 million for each of the three months ended June 30, 2024 and 2023. Segment selling, general and administrative expenses and other selling, general and administrative expenses exclude stock-based compensation expense, net of $33 million and $41 million for the three months ended June 30, 2024 and 2023, respectively.
(c)See "Non-GAAP Measures and Other Information" for a discussion and our definitions of segment site rental gross margin, segment services and other gross margin and segment operating profit.
(d)Represents restructuring charges recorded for the periods presented related to (1) the Company's restructuring plan announced in July 2023, as further discussed in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 ("2023 Restructuring Plan"), and (2) the Company's restructuring plan announced in June 2024, as further discussed in the Current Report on Form 8-K filed on June 11, 2024 ("2024 Restructuring Plan"), as applicable for the respective period. For the three-month period ended June 30, 2024, there were $2 million and $43 million of restructuring charges related to the July 2023 Restructuring Plan and the June 2024 Restructuring Plan, respectively.
(e)See condensed consolidated statement of operations for further information.

Crown Castle Inc.
Second Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

SEGMENT OPERATING RESULTS
	Six Months Ended June 30, 2024				Six Months Ended June 30, 2023
(in millions)	Towers	Fiber	Other	Total	Towers	Fiber	Other	Total
Segment site rental revenues	$2,132	$1,036		$3,168	$2,161	$1,191		$3,352
Segment services and other revenues	89	10		99	270	18		288
Segment revenues	2,221	1,046		3,267	2,431	1,209		3,640
Segment site rental costs of operations	483	360		843	477	343		820
Segment services and other costs of operations	51	7		58	191	5		196
Segment costs of operations(a)(b)	534	367		901	668	348		1,016
Segment site rental gross margin(c)	1,649	676		2,325	1,684	848		2,532
Segment services and other gross margin(c)	38	3		41	79	13		92
Segment selling, general and administrative expenses(b)	37	97		134	61	100		161
Segment operating profit(c)	1,650	582		2,232	1,702	761		2,463
Other selling, general and administrative expenses(b)			$189	189			$170	170
Stock-based compensation expense, net			78	78			91	91
Depreciation, amortization and accretion			869	869			876	876
Restructuring charges(d)			56	56			—	—
Interest expense and amortization of deferred financing costs, net			456	456			410	410
Other (income) expenses to reconcile to income (loss) before income taxes(e)			8	8			28	28
Income (loss) before income taxes				$576				$888
(a)Exclusive of depreciation, amortization and accretion shown separately.
(b)Segment costs of operations exclude (1) stock-based compensation expense, net of $14 million and $17 million for the six months ended June 30, 2024 and 2023, respectively, and (2) prepaid lease purchase price adjustments of $8 million for each of the six months ended June 30, 2024 and 2023. Segment selling, general and administrative expenses and other selling, general and administrative expenses exclude stock-based compensation expense, net of $64 million and $74 million for the six months ended June 30, 2024 and 2023.
(c)See "Non-GAAP Measures and Other Information" for a discussion and our definitions of segment site rental gross margin, segment services and other gross margin and segment operating profit.
(d)Represents restructuring charges recorded for the periods presented related to the 2023 Restructuring Plan and the 2024 Restructuring Plan, as applicable, for the respective period. For the six-month period ended June 30, 2024, there were $13 million and $43 million of restructuring charges related to the July 2023 Restructuring Plan and the June 2024 Restructuring Plan, respectively.
(e)See condensed consolidated statement of operations for further information.

Crown Castle Inc.
Second Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

NON-GAAP MEASURES AND OTHER INFORMATION
This Supplement includes presentations of Adjusted EBITDA, Adjusted Funds from Operations ("AFFO"), including per share amounts, Funds from Operations ("FFO"), including per share amounts, Organic Contribution to Site Rental Billings, including as Adjusted for Impact of Sprint Cancellations, Net Debt, Net Debt to Last Quarter Annualized Adjusted EBITDA, Consolidated Return on Invested Capital and Segment Cash Yield on Invested Capital, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")).
Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies, including other companies in the communications infrastructure sector or other REITs.
In addition to the non-GAAP financial measures used herein, we also provide segment site rental gross margin, segment services and other gross margin and segment operating profit, which are key measures used by management to evaluate our operating segments. These segment measures are provided pursuant to GAAP requirements related to segment reporting. In addition, we provide the components of certain GAAP measures, such as site rental revenues and capital expenditures.
Our non-GAAP financial measures are presented as additional information because management believes these measures are useful indicators of the financial performance of our business. Among other things, management believes that:
•Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of the communications infrastructure sector and other REITs to measure financial performance without regard to items such as depreciation, amortization and accretion, which can vary depending upon accounting methods and the book value of assets. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to net income (loss) computed in accordance with GAAP as a measure of our performance.
•AFFO, including per share amounts, is useful to investors or other interested parties in evaluating our financial performance. Management believes that AFFO helps investors or other interested parties meaningfully evaluate our financial performance as it includes (1) the impact of our capital structure (primarily interest expense on our outstanding debt and dividends on our preferred stock (in periods where applicable)) and (2) sustaining capital expenditures, and excludes the impact of our (1) asset base (primarily depreciation, amortization and accretion) and (2) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations or rent free periods, the revenues or expenses are recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. Management notes that Crown Castle uses AFFO only as a performance measure. AFFO should be considered only as a supplement to net income (loss) computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations or as residual cash flow available for discretionary investment.
•FFO, including per share amounts, is useful to investors or other interested parties in evaluating our financial performance. Management believes that FFO may be used by investors or other interested parties as a basis to compare our financial performance with that of other REITs. FFO helps investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily real estate depreciation, amortization and accretion). FFO is not a key performance indicator used by Crown Castle. FFO should be considered only as a supplement to net income (loss) computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations.
•Organic Contribution to Site Rental Billings (also referred to as organic growth) is useful to investors or other interested parties in understanding the components of the year-over-year changes in our site rental revenues computed in accordance with GAAP. Management uses Organic Contribution to Site Rental Billings to assess year-over-year growth rates for our rental activities, to evaluate current performance, to capture trends in rental rates, core leasing activities and tenant non-renewals in our core business, as well as to forecast future results. Separately, we are also disclosing Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations (including by line of business), which is outside of ordinary course, to provide further insight into our results of operations and underlying trends. Management believes that identifying the impact for Sprint Cancellations provides increased transparency and comparability across periods. Organic Contribution to Site Rental Billings (including as Adjusted for Impact of Sprint Cancellations) is not meant as an alternative measure of revenue and should be considered only as a supplement in understanding and assessing the performance of our site rental revenues computed in accordance with GAAP.
•Net Debt is useful to investors or other interested parties in evaluating our overall debt position and future debt capacity. Management uses Net Debt in assessing our leverage. Net Debt is not meant as an alternative measure of debt and should be considered only as a supplement in understanding and assessing our leverage.

Crown Castle Inc.
Second Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX
•Net Debt to Last Quarter Annualized Adjusted EBITDA is useful to investors or other interested parties, specifically credit rating agencies, in analyzing our operating performance in the context of targeted financial leverage. Management uses Net Debt to Last Quarter Annualized Adjusted EBITDA in assessing our leverage. Net Debt to Last Quarter Annualized Adjusted EBITDA is not meant as an alternative to GAAP measures such as debt and net income (loss) computed in accordance with GAAP. Net Debt to Last Quarter Annualized Adjusted EBITDA should be considered only as a supplement in understanding and assessing our leverage.
•Consolidated Return on Invested Capital and Segment Cash Yield on Invested Capital are useful to investors or other interested parties in evaluating the financial performance of our assets. Management believes that these metrics are useful in assessing our efficiency at allocating capital to generate returns over time. Consolidated Return on Invested Capital and Segment Cash Yield on Invested Capital are not meant as alternatives to GAAP measures such as revenues, operating income, segment site rental gross margin, and certain asset classes (such as property and equipment, site rental contracts and tenant relationships, and goodwill) computed in accordance with GAAP. Such non-GAAP metrics should be considered only as a supplement in understanding and assessing the performance of our assets.
Non-GAAP Financial Measures
Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, net, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, interest income, other (income) expense, (benefit) provision for income taxes, net (income) loss from discontinued operations, (gain) loss on sale of discontinued operations, cumulative effect of a change in accounting principle and stock-based compensation expense, net.
AFFO. We define AFFO as FFO before straight-lined revenues, straight-lined expenses, stock-based compensation expense, net, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, acquisition and integration costs, restructuring charges (credits), net (income) loss from discontinued operations, (gain) loss on sale of discontinued operations, cumulative effect of a change in accounting principle and adjustments for noncontrolling interests, less sustaining capital expenditures.
AFFO per share. We define AFFO per share as AFFO divided by diluted weighted-average common shares outstanding.
FFO. We define FFO as net income (loss) plus real estate related depreciation, amortization and accretion and asset write-down charges, less noncontrolling interest and cash paid for preferred stock dividends (in periods where applicable), and is a measure of funds from operations attributable to common stockholders.
FFO per share. We define FFO per share as FFO divided by diluted weighted-average common shares outstanding.
Organic Contribution to Site Rental Billings. We define Organic Contribution to Site Rental Billings (also referred to as organic growth) as the sum of the change in site rental revenues related to core leasing activity, escalators and payments for Sprint Cancellations, less non-renewals of tenant contracts and non-renewals associated with Sprint Cancellations. Additionally, Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations reflects Organic Contribution to Site Rental Billings less payments for Sprint Cancellations, plus non-renewals associated with Sprint Cancellations (including by line of business).
Net Debt. We define Net Debt as (1) debt and other long-term obligations and (2) current maturities of debt and other obligations, excluding unamortized adjustments, net; less cash and cash equivalents and restricted cash and cash equivalents.
Net Debt to Last Quarter Annualized Adjusted EBITDA. We define Net Debt to Last Quarter Annualized Adjusted EBITDA as Net Debt divided by the most recent quarter's Adjusted EBITDA multiplied by four.
Consolidated Invested Capital. We define Consolidated Invested Capital as the historical gross investment in (1) property and equipment (excluding the impact of construction in process), (2) site rental contracts and tenant relationships and (3) goodwill.
Consolidated Return on Invested Capital. We define Consolidated Return on Invested Capital as Adjusted EBITDA less cash taxes paid divided by Consolidated Invested Capital.
Segment Net Invested Capital. We define Segment Net Invested Capital as the investment in (1) property and equipment, excluding the impact of construction in process and non-productive assets (such as information technology assets and buildings), reduced by the amount of prepaid rent received from tenants (excluding any deferred credits recorded in connection with acquisitions), (2) site rental contracts and tenant relationships, and (3) goodwill, excluding the impact of certain assets and liabilities recorded in connection with acquisitions (primarily deferred credits).
Segment Cash Yield on Invested Capital. We define Segment Cash Yield on Invested Capital as segment site rental gross margin adjusted for the impacts of (1) amortization of prepaid rent, (2) straight-lined revenues, (3) straight-lined expenses and (4) indirect labor costs related to the Fiber segment divided by Segment Net Invested Capital.
Segment Measures
Segment site rental gross margin. We define segment site rental gross margin as segment site rental revenues less segment site rental costs of operations, excluding stock-based compensation expense, net and amortization of prepaid lease purchase price adjustments recorded in consolidated site rental costs of operations.

Crown Castle Inc.
Second Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX
Segment services and other gross margin. We define segment services and other gross margin as segment services and other revenues less segment services and other costs of operations, excluding stock-based compensation expense, net recorded in consolidated services and other costs of operations.
Segment operating profit. We define segment operating profit as segment site rental gross margin plus segment services and other gross margin, less segment selling, general and administrative expenses.
All of these measurements of profit or loss are exclusive of depreciation, amortization and accretion, which are shown separately. Additionally, certain costs are shared across segments and are reflected in our segment measures through allocations that management believes to be reasonable.
Other Information
Site rental billings. We define site rental billings as site rental revenues exclusive of the impacts from (1) straight-lined revenues, (2) amortization of prepaid rent in accordance with GAAP and (3) contribution from recent acquisitions until the one-year anniversary of such acquisitions.
Core leasing activity. We define core leasing activity as site rental revenues growth from tenant additions across our entire portfolio and renewals or extensions of tenant contracts, exclusive of (1) the impacts from both straight-lined revenues and amortization of prepaid rent in accordance with GAAP and (2) payments for Sprint Cancellations, where applicable.
Non-renewals. We define non-renewals of tenant contracts as the reduction in site rental revenues as a result of tenant churn, terminations and, in limited circumstances, reductions of existing lease rates, exclusive of non-renewals associated with Sprint Cancellations, where applicable.
Discretionary capital expenditures. We define discretionary capital expenditures as those capital expenditures made with respect to activities which we believe exhibit sufficient potential to enhance long-term stockholder value. They primarily consist of expansion or development of communications infrastructure (including capital expenditures related to (1) enhancing communications infrastructure in order to add new tenants for the first time or support subsequent tenant equipment augmentations or (2) modifying the structure of a communications infrastructure asset to accommodate additional tenants) and construction of new communications infrastructure. Discretionary capital expenditures also include purchases of land interests (which primarily relates to land assets under towers as we seek to manage our interests in the land beneath our towers), certain technology-related investments necessary to support and scale future customer demand for our communications infrastructure, and other capital projects.
Sustaining capital expenditures. We define sustaining capital expenditures as those capital expenditures not otherwise categorized as discretionary capital expenditures, such as (1) maintenance capital expenditures on our communications infrastructure assets that enable our tenants' ongoing quiet enjoyment of the communications infrastructure and (2) ordinary corporate capital expenditures.
Sprint Cancellations. We define Sprint Cancellations as lease cancellations related to the previously disclosed T-Mobile US, Inc. and Sprint network consolidation as described in our press release dated April 19, 2023.

Crown Castle Inc.
Second Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX
Reconciliation of Historical Adjusted EBITDA:

	2023				2024
(in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2
Net income (loss)	$418	$445	$265	$361	$311	$251
Adjustments to increase (decrease) net income (loss)
Asset write-down charges	—	22	8	3	6	3
Acquisition and integration costs	—	1	—	—	—	—
Depreciation, amortization and accretion	431	445	439	439	439	430
Restructuring charges(a)	—	—	72	13	11	45
Amortization of prepaid lease purchase price adjustments	4	4	4	4	4	4
Interest expense and amortization of deferred financing costs, net(b)	202	208	217	223	226	230
(Gains) losses on retirement of long-term obligations	—	—	—	—	—	—
Interest income	(2)	(5)	(3)	(5)	(4)	(4)
Other (income) expense	3	2	—	2	(2)	1
(Benefit) provision for income taxes	7	7	7	5	7	7
Stock-based compensation expense, net	41	50	36	31	38	40
Adjusted EBITDA(c)(d)	$1,104	$1,188	$1,047	$1,076	$1,036	$1,006
Reconciliation of Outlook for Adjusted EBITDA:

(in millions; totals may not sum due to rounding)	Full Year 2024 Outlook(f)
Net income (loss)	$1,125	to	$1,190
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$42	to	$52
Acquisition and integration costs	$0	to	$6
Depreciation, amortization and accretion	$1,680	to	$1,775
Restructuring charges(a)	$100	to	$130
Amortization of prepaid lease purchase price adjustments	$15	to	$17
Interest expense and amortization of deferred financing costs, net(e)	$926	to	$971
(Gains) losses on retirement of long-term obligations	—	to	—
Interest income	$(12)	to	$(11)
Other (income) expense	$0	to	$9
(Benefit) provision for income taxes	$20	to	$28
Stock-based compensation expense, net	$142	to	$146
Adjusted EBITDA(c)(d)	$4,143	to	$4,193
(a)Represents restructuring charges recorded for the periods presented related to the 2023 Restructuring Plan and the 2024 Restructuring Plan, as applicable, for the respective period. For the six-month period ended June 30, 2024, there were $13 million and $43 million of restructuring charges related to the July 2023 Restructuring Plan and the June 2024 Restructuring Plan, respectively.
(b)See the reconciliation of "Components of Interest Expense" for a discussion of non-cash interest expense.
(c)See discussion and our definition of Adjusted EBITDA in this "Non-GAAP Measures and Other Information."
(d)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(e)See the reconciliation of "Outlook for Components of Interest Expense" for a discussion of non-cash interest expense.
(f)As issued on July 17, 2024.

Crown Castle Inc.
Second Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX
Reconciliation of Historical FFO and AFFO:

(in millions; totals may not sum due to rounding)	2023				2024
	Q1	Q2	Q3	Q4	Q1	Q2
Net income (loss)	$418	$455	$265	$361	$311	$251
Real estate related depreciation, amortization and accretion	417	424	425	426	425	415
Asset write-down charges	—	22	8	3	6	3
FFO(a)(b)	$835	$901	$698	$790	$742	$669
Weighted-average common shares outstanding—diluted	434	434	434	434	434	435

FFO (from above)	$835	$901	$698	$790	$742	$669
Adjustments to increase (decrease) FFO:
Straight-lined revenues	(83)	(80)	(59)	(51)	(59)	(56)
Straight-lined expenses	20	18	18	17	17	17
Stock-based compensation expense, net	41	50	36	31	38	40
Non-cash portion of tax provision	9	(6)	4	—	7	(2)
Non-real estate related depreciation, amortization and accretion	14	21	14	13	14	15
Amortization of non-cash interest expense	4	4	3	3	3	3
Other (income) expense	3	2	—	2	(2)	1
(Gains) losses on retirement of long-term obligations	—	—	—	—	—	—
Acquisition and integration costs	—	1	—	—	—	—
Restructuring charges(c)	—	—	72	13	11	45
Sustaining capital expenditures	(15)	(18)	(21)	(28)	(22)	(27)
AFFO(a)(b)	$828	$891	$767	$790	$749	$704
Weighted-average common shares outstanding—diluted	434	434	434	434	434	435

(a)See discussion and our definitions of FFO and AFFO in this "Non-GAAP Measures and Other Information."
(b)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(c)Represents restructuring charges recorded for the periods presented related to the 2023 Restructuring Plan and the 2024 Restructuring Plan, as applicable, for the respective period. For the six-month period ended June 30, 2024, there were $13 million and $43 million of restructuring charges related to the July 2023 Restructuring Plan and the June 2024 Restructuring Plan, respectively.

Crown Castle Inc.
Second Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

Reconciliation of Historical FFO and AFFO per share:

(in millions, except per share amounts; totals may not sum due to rounding)	2023				2024
	Q1	Q2	Q3	Q4	Q1	Q2
Net income (loss)	$0.96	$1.05	$0.61	$0.83	$0.72	$0.58
Real estate related depreciation, amortization and accretion	0.96	0.98	0.98	0.98	0.98	0.95
Asset write-down charges	—	0.05	0.02	0.01	0.01	0.01
FFO(a)(b)	$1.92	$2.08	$1.61	$1.82	$1.71	$1.54
Weighted-average common shares outstanding—diluted	434	434	434	434	435	435

FFO (from above)	$1.92	$2.08	$1.61	$1.82	$1.71	$1.54
Adjustments to increase (decrease) FFO:
Straight-lined revenues	(0.19)	(0.18)	(0.14)	(0.12)	(0.14)	(0.13)
Straight-lined expenses	0.05	0.04	0.04	0.04	0.04	0.04
Stock-based compensation expense, net	0.09	0.12	0.08	0.07	0.09	0.09
Non-cash portion of tax provision	0.02	(0.01)	0.01	—	0.02	—
Non-real estate related depreciation, amortization and accretion	0.03	0.05	0.03	0.03	0.03	0.03
Amortization of non-cash interest expense	0.01	0.01	0.01	0.01	0.01	0.01
Other (income) expense	0.01	—	—	—	—	—
(Gains) losses on retirement of long-term obligations	—	—	—	—	—	—
Acquisition and integration costs	—	—	—	—	—	—
Restructuring charges(c)	—	—	0.17	0.03	0.03	0.10
Sustaining capital expenditures	(0.03)	(0.04)	(0.05)	(0.06)	(0.05)	(0.06)
AFFO(a)(b)	$1.91	$2.05	$1.77	$1.82	$1.72	$1.62
Weighted-average common shares outstanding—diluted	434	434	434	434	435	435
(a)See discussion and our definitions of FFO and AFFO, including per share amounts, in this "Non-GAAP Measures and Other Information."
(b)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(c)Represents restructuring charges recorded for the periods presented related to the 2023 Restructuring Plan and the 2024 Restructuring Plan, as applicable, for the respective period. For the six-month period ended June 30, 2024, there were $13 million and $43 million of restructuring charges related to the July 2023 Restructuring Plan and the June 2024 Restructuring Plan, respectively.

Crown Castle Inc.
Second Quarter 2024

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX
Reconciliation of Outlook for FFO and AFFO:

(in millions; totals may not sum due to rounding)	Full Year 2024 Outlook(a)			Full Year 2024 Outlook Per Share(a)
Net income (loss)	$1,125	to	$1,190	$2.59	to	$2.74
Real estate related depreciation, amortization and accretion	$1,634	to	$1,714	$3.76	to	$3.94
Asset write-down charges	$42	to	$52	$0.10	to	$0.12
FFO(b)(c)	$2,863	to	$2,893	$6.58	to	$6.65
Weighted-average common shares outstanding—diluted	435			435

FFO (from above)	$2,863	to	$2,893	$6.58	to	$6.65
Adjustments to increase (decrease) FFO:
Straight-lined revenues	$(187)	to	$(162)	$(0.43)	to	$(0.37)
Straight-lined expenses	$55	to	$75	$0.13	to	$0.17
Stock-based compensation expense, net	$142	to	$146	$0.33	to	$0.34
Non-cash portion of tax provision	$2	to	$17	$0.00	to	$0.04
Non-real estate related depreciation, amortization and accretion	$46	to	$61	$0.11	to	$0.14
Amortization of non-cash interest expense	$9	to	$19	$0.02	to	$0.04
Other (income) expense	$0	to	$9	$0.00	to	$0.02
(Gains) losses on retirement of long-term obligations	—	to	—	—	to	—
Acquisition and integration costs	$0	to	$6	$0.00	to	$0.01
Restructuring charges(d)	$100	to	$130	$0.23	to	$0.30
Sustaining capital expenditures	$(85)	to	$(65)	$(0.20)	to	$(0.15)
AFFO(b)(c)	$3,005	to	$3,055	$6.91	to	$7.02
Weighted-average common shares outstanding—diluted	435			435

Reconciliation of Net Debt and Calculation of Net Debt to Last Quarter Annualized Adjusted EBITDA:

(as of June 30, 2024; dollars in millions)
Total debt and other obligations (current and non-current)	$23,719
Unamortized adjustments, net	155
Total face value of debt	23,874
Less: Ending cash and cash equivalents and restricted cash and cash equivalents	331
Net Debt(e)	$23,543

Adjusted EBITDA for the three months ended June 30, 2024(e)	$1,006
Last quarter annualized Adjusted EBITDA(e)	4,024
Net debt to Last Quarter Annualized Adjusted EBITDA(e)	5.9	x
(a)As issued on July 17, 2024.
(b)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(c)See discussion and our definitions of FFO and AFFO, including per share amounts, in this "Non-GAAP Measures and Other Information.".
(d)Represents restructuring charges recorded for the periods presented related to 2023 Restructuring Plan and 2024 Restructuring Plan, as applicable, for the respective period..
(e)See discussion and our definitions of Net Debt and Net Debt to Last Quarter Adjusted EBITDA in this "Non-GAAP Measures and Other Information."